                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CNB FINANCIAL CORP.
          -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          -------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    -------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

    -------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------

(3) Filing party:

    -------------------------------------------------------------------

(4) Date filed:

    -------------------------------------------------------------------

                               CNB FINANCIAL CORP.
                                24 Church Street
                           Canajoharie, New York 13317

                                 PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 3, 2001

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CNB Financial Corp. (the "Company"), the holding company for Central National Bank, Canajoharie (the "Bank") and Central Asset Management, Inc., for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held on May 3, 2001 at the Perthshire Banquet Facility, 1 Perthshire Drive, Perth, New York, at 9:30 A.M. and at any and all adjournments thereof, for the purposes stated in the accompanying Notice of Meeting. This proxy statement, together with the enclosed proxy, is first being mailed to shareholders on or about April 3, 2001.

        At the Meeting, the shareholders will be asked to vote for the election of directors. Two of the directors who currently serve on the Company's classified Board will stand for re-election to the Board at the Meeting. Voting will also be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

        Shareholders of record at the close of business on March 14, 2001 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 7,473,676 shares of common stock of the Company (the "Common Stock") issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote, except that in the election of directors, the Common Stock has cumulative voting rights permitting each shareholder to vote the number of shares held multiplied by the number of directors to be elected, distributing his or her votes among as many candidates as he or she may wish. The vote of a plurality of the shares of Common Stock cast at the Meeting is required for the election of directors, assuming a quorum is present or represented at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not count as votes cast and therefore will not have an effect on the outcome of the vote for the election of directors.

        The proxy provided with this proxy statement grants the proxy agent discretionary authority to exercise the voting rights of the shareholder if no specific instructions are given by the shareholder. The proxy may be revoked by a later dated proxy or by written notification delivered to Holly C. Craver, Secretary of the Company, at the above address at any time prior to the Meeting. If you attend the Meeting, you may withdraw your proxy and vote by ballot. If not revoked, all properly executed proxies will be voted as directed and, in the absence of direction, will be voted as specified for the election of the nominees listed below.

        The solicitation of proxies shall be made through mailings, but proxies may also be solicited by telephone communications and in person by directors, officers and other regular employees of the Company or of the Bank. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock.

        The Annual Report of the Company for the year ended December 31, 2000 is being sent to shareholders with this proxy statement, but is not part of the proxy soliciting materials. Copies of the Annual Report will be distributed without charge to any shareholder upon written request of such person addressed to Holly C. Craver, Secretary, CNB Financial Corp., 24 Church Street, Canajoharie, New York 13317.

        ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

        The Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years or until their successors are elected and qualified. One class of directors is elected annually. In accordance with the Company's Bylaws, the size of the Board is presently set at five.

        At the meeting, directors J. Carl Barbic and Donald L. Brass will stand for re-election. Each nominee has indicated a willingness to continue to serve as a director. In the event either nominee is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board.

        The following information is furnished for each candidate nominated to serve as a director and for each director of the Company whose term of office continues after the Meeting. It is the intention of the individuals named as proxies to vote for the election of the following nominees:

                              NOMINEES FOR DIRECTOR

NOMINEES FOR DIRECTOR (FOR TERMS EXPIRING IN 2004)

Name and Age                   Occupation During Past Five Years                                    Director Since
J. Carl Barbic        Retired Dairy Farmer, Former Clerk of Schoharie County Board of Supervisors.       1989
Age 74

Donald L. Brass       President of the Company since January 1993, CEO of the Bank since
Age 52                January 1992, President of the Bank since January 1991.                            1990

                         DIRECTORS CONTINUING IN OFFICE

DIRECTORS CONTINUING IN OFFICE (TERM EXPIRING IN 2002)

Name and Age                       Occupation During Past Five Years                                           Director Since
Joseph A. Santangelo  Administrator, Arkell Hall Foundation.  The Foundation operates senior citizen
Age 48                service facilities in Canajoharie, New York, and provides grant funding to regional health care, educational and community service organizations.  Mr. Santangelo is
                      the Foundation's executive officer.                                                            1991

DIRECTORS CONTINUING IN OFFICE (TERMS EXPIRING IN 2003)

Name and Age                       Occupation During Past Five Years                                             Director Since
Van Ness D. Robinson    Chairman of the Board, Secretary and CEO, New York Central Mutual Fire Insurance Co.           1997
Age 65

John P. Woods, Jr.      Chairman, John P. Woods Co., Inc. (Reinsurance Intermediaries).  John P. Woods Co.,
Age 64                  Inc. serves as a broker to negotiate contracts of reinsurance between insurance
                        companies and reinsurers.                                                                      1991

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINATED DIRECTORS, AND SIGNED PROXIES THAT ARE RETURNED WILL BE SO VOTED UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Each director of the Company also serves as a director of the Bank. The Company and Bank Boards of Directors each meet regularly on a monthly basis. The Board of Directors of the Company and the Board of Directors of the Bank each held 13 meetings during 2000. No incumbent director attended less than 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which such director served during 2000.

        Among its standing committees, the Board of the Company has an Executive Committee, an Examining/Audit Committee and a Personnel Committee.

        The full Board nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees to be elected to the Board that are sent to the Secretary of the Company at the Company's address and that comply with the provisions of the Company's Bylaws.
Section 202 of the Company's Bylaws provides that nominations for directors, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than 14 nor more than 50 days prior to the annual meeting setting forth the name, address and principal occupation of the proposed nominee and the number of shares which will be voted for the proposed nominee, as well as the name and address and the number of shares owned by the notifying shareholder. In the event that less than 21 days notice of the meeting is given to shareholders, such nominations may be submitted to the Secretary of the Company not later than seven days following the date of the mailing of the notice of the meeting. If any nomination is properly and timely made by a shareholder in accordance with Section 202 of the Company's Bylaws, ballots will be provided for use by shareholders at the annual meeting bearing the name of such nominee or nominees.

        The Examining/Audit Committee, currently composed of Directors Joseph A. Santangelo, J. Carl Barbic and Van Ness D. Robinson, reviews the Bank's internal control and internal audit procedures and coordinates the audit of the Company's consolidated financial statements conducted by KPMG LLP. Status reports were reviewed by the Committee Chairman periodically at regular Board meetings. The Examining/Audit Committee met four times in 2000.

        The report of the Examining/Audit Committee appears on pages 9-10 herein. The Board has adopted a written charter for the Examining/Audit Committee. A copy of that Charter is included as Appendix A to this proxy statement.

        The Personnel Committee, currently composed of Directors John P. Woods, Jr., Van Ness D. Robinson, Joseph A. Santangelo and Donald L. Brass, reviews and determines employee benefit and compensation plans for all employees. In addition, the Committee also conducts regular reviews of the Company's officer compensation programs and authorizes officers' salary levels and adjustments. However, Mr. Brass does not participate in matters relating to his own compensation. The Personnel Committee met five times in 2000.

        Directors, other than those employed by the Company in other capacities, receive a fee of $400 per month, plus $400 per meeting of the Board and $250 per committee meeting attended. Committee Chairs receive an additional fee of $100 for each committee meeting chaired, and the Chairman of the Board receives additional compensation of $1,000 per month. Directors who are also officers of the Company or the Bank receive no compensation for attendance at Board or committee meetings or a monthly fee beyond their compensation as an officer. No Director received aggregate fees of more than $29,950 in 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company purchases numerous insurance policies through the Colonial Agency. John P. Woods, Jr., one of our directors, was an indirect majority stockholder in Colonial until it was sold to an unaffiliated party on September 1, 2000. Prior to that time, the Woods Corporation, of which Mr. Woods is president and has a 35% ownership interest in, had an 80% ownership interest in the Colonial Agency. Mr. Woods currently owns less than 1% of the corporation that now owns the Colonial Agency.

        The Bank paid the Colonial Agency $635,480 during 2000, $226,410 of which was paid through the date the Colonial Agency was sold to an unaffiliated party. In addition, the Bank offers financial services through the Colonial Agency; the Colonial Agency leases space in our lobbies, with its lease payment being a certain percentage of the financial products it sells. Colonial paid us $53,554.81 in 2000, $36,218.41 of which was paid through the date the Colonial Agency was sold to an unaffiliated third party.

        The Company believes that the foregoing transactions were on terms no less favorable to the Company than those that could be obtained by arms length negotiations with unaffiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of the Record Date the ownership of Common Stock by (i) any person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director or director nominee, (iii) each executive officer named under "Compensation of Executive Officers" and (iv) all directors and executive officers of the Company as a group.

                                                                                  AMOUNT AND
                       NAME AND                                                   NATURE OF
                      ADDRESS OF                                             BENEFICIAL OWNERSHIP           PERCENT
                   BENEFICIAL OWNER                                              AS OF 3/14/01             OF CLASS
New York Central Mutual Fire Insurance Co.                                      746,118 (1)                   9.98%
Central Plaza East, Edmeston, NY  13335

Donald L. Brass                                                                  83,900(2)(3)                 1.12%
Central National Bank, Canajoharie
24 Church Street, Canajoharie, NY  13317

Van Ness D. Robinson                                                            746,118 (4)                   9.98%
New York Central Mutual Fire Insurance Co.
Central Plaza East, Edmeston, NY  13335

John P. Woods, Jr.                                                              480,080 (3)(5)               6.42%
P.O. Box 636
Palatine Bridge, NY  13428

Joseph A. Santangelo                                                               6,373 (3)                      *

J. Carl Barbic                                                                     9,203 (5)                      *

Peter J. Corso                                                                    71,835 (2)(3)(5)                *

Michael D. Hewitt                                                                  1,850 (2)                      *

Number of shares of Common Stock beneficially owned by all                     1,399,359 (2)(5)              18.72%
directors and executive officers as a group (7 persons)

--------------------
* Represents less than 1% of the outstanding Common Stock.

(1) Includes 726 shares held by Van Ness D. Robinson, a director of the Company, who serves as Chairman of the Board, Secretary and CEO of New York Central Mutual Fire Insurance Company.

(2) Includes shares issuable upon exercise of options that are exercisable within 60 days: 41,679 for Mr. Brass, 25,625 for Mr. Corso and 1,750 for Mr. Hewitt. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the person holding such options and of the group as a whole, but not for the purpose of calculating the percentage ownership of the other persons listed in the table.

(3)     Includes shares held jointly with or for immediate family members.

(4) Includes 745,392 shares held by New York Central Mutual Fire Insurance Company for which Mr. Robinson serves as Chairman of the Board, Secretary and CEO.

(5) Does not include shares held by adult children as to which named individual disclaims beneficial ownership.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information concerning compensation paid by the Bank to its chief executive officer and the Bank's and/or the Company's other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                                             Annual                 Compensation:
                                                          Compensation(1)            Securities          All Other
                                                    Annual                           Underlying        Compensation
Name and Principal Position            Year       Salary ($)      Bonus ($)(2)      Options (No.)         ($)(3)
Donald L. Brass..................      2000        234,000           113,267          10,000             33,841
   President & CEO                     1999        225,000            93,607               0             33,156
                                       1998        217,300           146,847          10,000              3,000

Peter J. Corso.....................    2000        148,400            54,394           7,500             17,942
   Executive Vice President            1999        140,000            59,280               0             11,000
   and CFO                             1998        135,000            61,592           7,500              3,000

Michael D. Hewitt..............        2000        104,000            30,362           5,000              1,248
   Senior Vice President               1999        100,000            33,711               0              1,200
   and Senior Commercial &
   Retail Banking Executive

(1) Includes compensation for which payment was deferred pursuant to non-qualified deferred compensation plans until such time that the executive retires or leaves the employ of the Company.

(2) The amounts in this column reflect awards made under the Company's Incentive Compensation Plan, as well as a one-time $45,650 performance bonus to Mr. Brass in 1998 in lieu of a base salary increase.

(3) The amounts in this column for 2000 include a vehicle allowance of $30,691 for Mr. Brass and $14,792 for Mr. Corso. The balance consists of amounts contributed by the Company to a 401(k) Profit Sharing Plan pursuant to a formula that applies uniformly to all employees.


                        OPTION GRANTS IN LAST FISCAL YEAR

           The following table provides further information on grants of stock options in 2000 to the named executives.

                       Number of
                      Securities                                                            Potential Realizable Value at Assumed
                      Underlying        % of Total Options       Exercise or               Annual Rates of Stock Price Appreciation
                        Options      Granted to Employees in      Base Price   Expiration              for Option Term (1)
           Name       Granted (#)          Fiscal Year              ($/Sh)        Date             5%                     10%
Donald L. Brass        10,000                 12.9%                 $12.75       3/20/10         $80,200               $203,200
Peter J. Corso           7,500                 9.7%                 $12.75       3/20/10          60,150                152,400
Michael D. Hewitt        5,000                 6.5%                 $12.75       3/20/10          40,100                101,600

(1) In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. The rates do not represent the Company's estimate or projection of future common stock prices, and no assurance can be given that these rates of annual compound stock appreciation will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

           The following table provides information for the named executive officers with respect to (i) stock options exercised in 2000, (ii) the number of stock options held at the end of 2000 and (iii) the value of in-the-money stock options at the end of 2000.

                                                                   Number of Securities                  Value of Unexercised
                                                                  Underlying Unexercised                 In-the-Money Options
                      Shares Acquired         Value              Options at 12/31/00 (#)                  at 12/31/00 ($)(2)
Name                   on Exercise (#)   Realized ($)(1)     Exercisable        Unexercisable     Exercisable         Unexercisable
Donald L. Brass.....           0                   0            40,679             17,500            31,882                 0
Peter J. Corso.......          0                   0            24,875             13,125            19,689                 0
Michael D. Hewitt...           0                   0             1,250              8,750                 0                 0

(1) The Value Realized represents the amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price of the option.

(2) Calculated by multiplying the number of unexercised options outstanding at December 31, 2000 by the difference between the fair market value of the Company's Common Stock at December 31, 2000 and the option exercise price.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Personnel Committee determines the compensation level for the Company's executive officers. The compensation structure of the Company's executive officers, including its President and Chief Executive Officer, includes a combination of base salaries, cash bonuses under its Incentive Compensation Plan and stock options.

        In determining base salaries, the Personnel Committee considers salary surveys covering banks similar to the Company in asset size and geographic area. While the Personnel Committee uses the surveys to establish a salary range for the Company's executive officers, salary and compensation policies and practices are general and subjective and not subject to specific criteria. In addition to the surveys, factors considered in determining salaries include experience, internal salary structure, performance and ability to improve the profitability, growth and value of the Company.

        The surveys reviewed in setting salary ranges for 2000 included the KPMG National Banking Industry Compensation Survey and the SNL Executive Compensation Survey (Commercial Banks). The banks covered by the salary surveys are not necessarily included in the peer group index reflected in the performance graph in this proxy statement. The Personnel Committee targets salaries at or below the average of that provided by the Company's competitors and uses variable incentives to bring overall compensation to a level at or above the average provided by its competitors.

        The Company has adopted the CNB Financial Corp. Incentive Compensation Plan (the "Incentive Plan") in which all employees are eligible to participate and pursuant to which the Company makes cash awards. The Incentive Plan is designed to promote a superior level of performance relative to the Company's competitors in its market area by providing participating employees with rewards for meeting and exceeding performance goals, as well as by providing recognition of departmental and individual achievements. Each year, the Personnel Committee establishes threshold, target and superior performance goals for the Company, departments and individuals. Awards under the Incentive Plan depend on the attainment of those performance goals. Before any awards are made to an executive, the Incentive Plan requires a threshold level of Company financial performance as well as departmental and individual performance, which is regularly evaluated, except that the award to Mr. Brass depends solely on the Company meeting at least a threshold level of financial performance. Once the threshold performance goals are met, the award will depend on whether targeted Company, departmental and individual performance goals have been met or exceeded. The Company performance goals relate to net income, asset growth, return on equity and the efficiency ratio. Payments of incentive awards are included in the "Bonus" column of the Summary Compensation Table.

        The Company also maintains an Incentive Stock Option Plan pursuant to which the Personnel Committee may grant incentive stock options. The Incentive Stock Option Plan aligns management interests with shareholder interests by providing long-term incentive opportunities to its executive officers through grants of stock options. Under the Incentive Stock Option Plan, a covered executive may be granted the right to purchase a specified number of shares of Common Stock at a price per share at least equal to the fair market value of the stock on the date the option is granted. The option price remains fixed, and the executive may purchase the underlying stock during the option exercise period. The option to purchase stock at a predetermined, fixed price provides the executive with motivation to manage the Company's affairs in a manner that will enhance the performance of the Company and the value of its stock, and to then purchase the stock at its predetermined price. Shareholders, of course, also benefit from enhanced performance of the Company and increases in the value of Company stock.

        The Committee decides matters affecting Mr. Brass's compensation privately, without Mr. Brass or other officers present. Each year, Mr. Brass prepares a list of initiatives for the coming year, which is reviewed by the Committee. In some years, these initiatives are revised based upon the Committee's input. The Committee considers whether these initiatives were met in its determination of Mr. Brass's salary for the subsequent year. In February 2000, the Committee decided that Mr. Brass's base salary would be increased to $234,000, retroactive to January 1, 2000. This decision was based, in part, upon Mr. Brass's achievement of his initiatives for 1999, which included both Bank and personal goals. Mr. Brass's incentive award payment was calculated using the corporate incentive formula sanctioned by the Committee and based on the Corporate parameters used in the calculations for all employees.

By the Personnel Committee:

           John P. Woods, Jr.
           Van Ness D. Robinson
           Joseph A. Santangelo
           Donald L. Brass

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Personnel Committee consisted of John P. Woods, Jr., Chairman, Van Ness D. Robinson, Joseph A. Santangelo and Donald L. Brass during 2000. Mr. Brass is the only member of the Committee who served as an officer of the Company during 2000.

        During 2000, the Bank had, and expects in the future to have, various transactions including loans with members of the Personnel Committee and other directors and officers of the Company, the Bank and their associates in the ordinary course of business. All such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

PENSION PLAN

        The Bank has in effect a pension plan (the "Plan") which conforms to the requirements of the Employee Retirement Income Security Act of 1974 (as amended), provides for full vesting upon five years of participation and contains provisions which permit early retirement within ten years prior to the normal retirement date for participants with at least ten years of credited service. The Plan requires no contribution from participants, covers all eligible employees, provides for normal retirement at age 65 and is qualified under Section 401(a) of the Internal Revenue Code. There were 256 participants in the Plan in 2000. Normal retirement benefits are based on the greater of (i) 40% of average earnings for the highest 36 consecutive months, reduced proportionately for less than 20 years of service or (ii) a minimum of $50 per month after 10 years of service. The following table sets forth the estimated annual benefits payable on retirement at age 65 by a participating employee assuming earnings as shown. Benefits set forth in the table are subject to federal income tax deductions. The amounts are not subject to deductions for social security or other offset amounts unless the employee voluntarily chooses a Social Security equalization option for increased benefits prior to qualifying for regular Social Security payments and decreased payments once they receive Social Security payments. For 2000, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $170,000. The estimated retirement benefits in the table below are based on the assumption that the persons in the Plan will continue in employment until age 65. Messrs. Brass, Corso and Hewitt have credited years of service of 11, 14 and 2, respectively, under the Plan.

                               PENSION PLAN TABLE

                                                             Years of Service
                    Remuneration                15 Years                      20 or More Years
                       $ 20,000                  $ 6,000                             $ 8,000
                       $ 30,000                  $ 9,000                             $12,000
                       $ 40,000                  $12,000                             $16,000
                       $ 50,000                  $15,000                             $20,000
                       $ 60,000                  $18,000                             $24,000
                       $ 80,000                  $24,000                             $32,000
                       $100,000                  $30,000                             $40,000
                       $125,000                  $37,500                             $50,000
                       $150,000                  $45,000                             $60,000
                       $160,000                  $48,000                             $64,000
                       $170,000                  $52,600                             $68,000

EXECUTIVE AGREEMENTS

        Messrs. Brass and Corso have Senior Executive Severance Agreements with the Bank that provided that in the event of a termination of the executive's employment within 24 months after a Change of Control, the Bank and/or the Company shall be obligated to pay the executive 2.99 times his annual base salary (exclusive of bonus payments) in effect immediately prior to the date of termination, as compensation for services rendered to the Bank and/or the Company and as consideration for the covenant not to compete contained in the Agreement. Under the terms of these agreements, payments to executives are payable in eight equal quarterly installments without interest. A Change of Control shall be deemed to have occurred if (i) any person or group becomes the beneficial owner of 50% or more of the Company's outstanding securities, (ii) as a result of a tender offer, merger, business combination or contested election, the persons who were directors of the Company cease to constitute a majority of the Board, (iii) the Company or Bank is merged with another entity in a transaction in which less than 50% of the voting securities of the resulting entity are held by the former shareholders of the Company, (vi) a tender offer or exchange offer is made for more than 50% of the Company's outstanding securities or (v) the Company transfers substantially all of its assets to another corporation. A termination of an executive's employment is deemed to have occurred if (i) the executive is terminated by the Bank and/or the Company for reasons other than cause, death or disability or (ii) the executive resigns following a reasonable determination that there has been a significant change in the nature of the executive's authority, a reduction in the executive's total compensation and benefits, a change in location where the executive is required to perform services or that there is a change in circumstances significantly affecting his position such that he is unable to exercise the authority, powers, functions or duties of his position. Any such determination shall be made by affirmative vote of at least 50% of the individuals who are members of the Board of Directors of both the Company and any successor entity by which the executive is employed immediately prior to the executive's resignation, or, if there is no such individual, by the executive in his or her discretion.

        Messrs. Brass and Corso have Executive Salary Continuation Agreements with the Bank that provide for a supplemental retirement benefit designed to provide the executive with total retirement income benefits that will equal at least 65% of their projected total annual compensation at the time of their retirement. In 2000, Messrs. Brass and Corso converted their existing Salary Continuation Agreements into new agreements with an annuity format. The present values of their existing agreements were used to determine the size of the annuity required to provide the supplemental retirement benefits described in this paragraph. The supplemental retirement benefit shall be paid to the executive or his beneficiary in monthly installments for a period of 15 years commencing at age 65, unless deferred by Mr. Brass or Mr. Corso until a later year under the terms of the annuity. In the event the executive dies prior to age 65, the executive's beneficiary shall receive a death benefit equal to the supplemental retirement benefit payable over 15 years beginning at the time of death. Life insurance policies covering the executives, which are owned by the Bank and which name the Bank as the sole beneficiary, cover the Bank's costs for the annuities. If all the assumptions concerning mortality, dividends and salary are met, the proceeds of the policies will completely cover such costs. Under the prior Executive Salary Continuation Agreements, Messrs. Brass and Corso would have received benefits of approximately $123,339 and $50,441 in their first year of retirement. This amount is approximately equal to the benefit they would receive under the annuity arrangement.

STOCK PERFORMANCE GRAPH

        The following graph compares cumulative total shareholder returns on the Company's common stock over the last five fiscal years to the NASDAQ Index and a peer group of banks in upstate New York. Total return values were calculated assuming $100 investment on December 31, 1995 and reinvestment of dividends.

                                  [BAR CHART]


* Companies in the Self-Determined Peer Group:

- NBT Bancorp Inc.

- Community Bank System, Inc.

- Arrow Financial Corporation

- Tompkins Trustco, Inc.

                             1995          1996            1997          1998            1999           2000
CNB Financial Corp...        100.0        101.1           165.0          221.7           177.7          106.5
NASDAQ............           100.0        123.0           150.7          212.5           394.9          237.6
Peer Group*.......           100.0        127.0           194.9          209.9           172.5          181.1


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's principal accounting firm during 2000 was KPMG LLP. The accounting firm is selected upon recommendation of the Examining/Audit Committee and approval of the Board. The Company expects to continue its engagement of KPMG LLP and expects that representatives of the accounting firm will be present at the Meeting. KPMG LLP will have the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT FEES

        The Company incurred fees of $129,700 to KPMG LLP for the 2000 annual audit, including the audit of the consolidated financial statements and the review of the Company's quarterly financial statements included in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        The Company did not pay any financial information systems design and implementation fees to KPMG LLP during 2000.

ALL OTHER FEES

        The Company incurred fees of approximately $111,450 to KPMG LLP for all other services provided by it in 2000, including various compensation, product development and tax advisory services, as well as for audits of the Company's benefit plans.

REPORT OF THE EXAMINING/AUDIT COMMITTEE

        The Board of Directors of the Company has appointed an Examining/Audit Committee consisting of three directors, each of whom is independent as defined in Nasdaq's listing standards.

        The Board has adopted a written charter for the Examining/Audit Committee. A copy of that Charter is included as Appendix A to this proxy statement.

        The Examining/Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Examining/Audit Committee to prepare the Company's consolidated financial statements, to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's consolidated financial statements and for maintaining internal control. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

        The Examining/Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with KPMG LLP, the Company's independent auditors.

        The Examining/Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61.

        The Examining/Audit Committee has received from KPMG the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed KPMG's independence with KPMG, and has considered the compatibility of nonaudit services with the auditor's independence.

        Based on the review and discussions referred to above, the Examining/Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

By the Examining/Audit Committee:

           Joseph A. Santangelo, Chairman
           J. Carl Barbic
           Van Ness D. Robinson

Report of the Examining/Audit Committee and Examining/Audit Committee Charter

        In accordance with and to the extent permitted by applicable law or regulation, the information contained in the report of the Examining/Audit Committee and the Examining/Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                              SHAREHOLDER PROPOSALS

        The annual meeting of shareholders for the year ending December 31, 2001 is expected to be held in May 2002 (the "Next Annual Meeting"). All proposals intended to be presented at the Next Annual Meeting must be received by the Secretary of the Company at 24 Church Street, Canajoharie, New York 13317, no later than December 5, 2001 to receive consideration for inclusion in the proxy statement and form of proxy relating to that meeting.

        Pursuant to the proxy rules under the Securities Exchange Act of 1934, the Company's shareholders are notified that the deadline for providing the Company with timely notice of any shareholder proposal to be submitted outside the Rule 14a-8 process for consideration at the Next Annual Meeting will be February 17, 2002. As to such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company's proxy related to the Next Annual Meeting.

                                  OTHER MATTERS

        The Board is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.


Dated:  April 3, 2001

                                                 Holly C. Craver
                                                 Secretary

Appendix A.

       CHARTER OF THE EXAMINING/AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.         AUDIT COMMITTEE PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors of CNB Financial Corp. (the "Company") to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and internal control systems.

- Monitor the independence and performance of the Company's independent auditors and internal audit department.

- Provide an avenue of communication among the independent auditors, management, the internal audit department, and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, the internal audit department, as well as any employee of the Company. The Committee has the ability to retain, at the Company's expense, special accounting, legal, or other consultants or experts it deems necessary in the performance of its duties.

II.     AUDIT COMMITTEE COMPOSITION AND MEETINGS

Committee members shall meet the requirements of The Nasdaq Stock Market, Inc. The Committee shall be comprised of at least three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Committee members shall be appointed by the Board of Directors. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. An agenda should be prepared and/or approved in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III.       AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

1. Recommend to the Board of Directors the annual appointment of the independent auditors, review and approve the proposed audit fees, and approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

2. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. Each year, the Committee must receive from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company and confirming the independent auditors' independence.

3. Review and approve the overall annual audit plans of the independent auditors and the internal audit department. Advise the internal audit department and the independent auditors of any areas the Committee believes require special attention.

4. Review management's plans for engaging the independent auditors to perform any significant management advisory services.

5. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

6. Review the Company's annual audited consolidated financial statements prior to the filing of the Form 10-K with the SEC. Review should include discussion with management and independent auditors of accounting principles, practices, and significant judgments and accounting estimates. Discuss with management and the independent auditors the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting. The Committee should also review the results of the annual audit with the independent auditors and receive the required communications in accordance with Statement on Auditing Standards ("SAS") No. 61. Based on these reviews and discussions, the Committee shall advise the Board of Directors whether the Committee recommends that the audited consolidated financial statements be included in the Company's Form 10-K to be filed with the SEC.

7. Review reports prepared by the independent auditors and the internal auditing department that describe accounting and financial reporting issues, organizational, operational and data processing control weaknesses, regulatory compliance, and underwriting and credit administration weaknesses, and determine that corrective action has been taken by management.

8. Request that the independent auditors review the Company's quarterly financial information and Form 10-Q's in accordance with SAS No. 71 prior to the filing of the Form 10-Q with the SEC. The independent auditors should update the Committee on any material changes in the SAS No. 61 information on a quarterly basis. The Chairperson of the Committee may represent the entire Audit Committee for purposes of any updates to the SAS No. 61 information.

9. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

10. Review with management and the Company's legal counsel, if considered necessary, any legal matters that could have a significant impact on the Company's consolidated financial statements.

11. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

12. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                        PROXY FOR 2001 ANNUAL MEETING OF
                               CNB FINANCIAL CORP.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           The undersigned Shareholder of CNB FINANCIAL CORP. (the "Company") hereby appoints Joseph A. Santangelo and John P. Woods, Jr., or either of them, my lawful proxy with full power of substitution to attend the Annual Meeting of Shareholders to be held on May 3, 2001 at 9:30 a.m. or at any adjournment thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present (i) as designated upon the matter set forth below and (ii) in their discretion, regarding such other business as may properly come before the meeting.

           This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF DIRECTED BY THE UNDERSIGNED TO VOTE FOR THE NOMINEES, OR IF NO DIRECTION IS MADE, THE VOTES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED BELOW IN SUCH PROPORTIONS AS DETERMINED BY THE PROXIES IN THEIR DISCRETION SO AS TO MAXIMIZE THE LIKELIHOOD OF ELECTING ALL SUCH NOMINEES; provided, however, that (i) if directed by the undersigned to withhold votes from one of the nominees, the votes represented by this proxy will be voted FOR the remaining nominee and (ii) if, prior to the election, any such nominee shall become unavailable for election or unable to serve, the Proxies may vote for such other persons as may be nominated. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

    ITEM 1.   ELECTION OF DIRECTORS:

    [ ]       FOR both nominees listed (except as   [ ]   WITHHOLD AUTHORITY to
              marked to the contrary below)               vote for both nominees listed

                       J. Carl Barbic and Donald L. Brass

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR GIVE
             INSTRUCTIONS FOR CUMULATIVE VOTING, STRIKE THAT NOMINEE'S NAME AND NOTE YOUR VOTING INSTRUCTIONS.

                 (continued, and to be signed, on reverse side)

        In their discretion, the Proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED "FOR" ITEM 1.


Date:   ___________________, 2001      Signature:  __________________________     Signature:  ____________________________

                                       Print Name:  _________________________    Print Name:  ___________________________

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. (ALL JOINT OWNERS MUST SIGN.)